Exhibit 10.1

EXECUTIVE RETENTION AGREEMENT

This is an Executive Retention Agreement (“Agreement”), made by and between Overstock.com, Inc. (the “Company”) and ____________________________, an executive employee (“Employee”).

WHEREAS, the Company desires to continue to employ the Employee, and the Employee desires to continue to serve as an employee of the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1.
Employment and Duties: The Company hereby agrees to employ the Employee to perform managerial and other functions of the Company, and the Employee hereby agrees to perform such services for the Company on the terms and conditions hereinafter stated, subject to the directives of the of the Company. Employee shall undertake all of the duties incident to such position. The Employee shall exert his/her best efforts and shall devote his/her full time and attention to the affairs of the Company.

2.	Severance: Provided Employee’s termination is neither voluntary nor for cause, the Company agrees at Employee’s termination to:

(a)
Pay severance equal to a lump sum cash payment less withholding taxes computed by taking the Employee’s monthly rate of pay and multiplying it by the number of years of service (rounded to the closest 0.25 years) completed by the employee, but not greater than six months or less than two months. On each January 1 after the date of this Agreement, the six-month cap set forth in the preceding sentence will increase by one month, but in no event ever be greater than twelve months.

(b)
Accelerate vesting of unvested equity which would have otherwise vested during the post-termination time period which length is determined by using one month for each year of service (rounded to the closest 0.25 years) completed by the employee, but not greater than six months or less than two months. On each January 1 after the date of this Agreement, the six-month cap set forth in the preceding sentence will increase by one month, but in no event ever be greater than twelve months.

(c)
At Company’s sole option, it may substitute the payment set forth in subsection (a) above, by forward vesting an equivalent market value amount of Restricted Stock Units (“RSU’s) which Employee has previously been awarded but which have not yet vested under the Company’s 2005 Equity Incentive Plan.

(d)	As a condition to receiving the severance set forth above, Employee agrees to execute the Company’s customary employment release which is in effect at the time of termination.

3.	For Cause: For purposes of this Agreement, a termination “for cause” shall include, but not be limited to the following:

(a)	Employee’s material breach of Employee’s obligations of this Agreement,

(b)	Employee’s gross negligence in the performance of his/her duties hereunder,

(c)	Employee’s intentional nonperformance or refusal to comply with the reasonable directives of the Company, or

(d)	Employee’s commission of a felony criminal conviction, or any other criminal conviction involving Employee's lack of honesty.

4.
Choice of Law, Venue and Attorney Fees. This Agreement shall be governed by and interpreted in accordance with Utah law, without application of conflicts of law principles. Any and all disputes or controversies arising out of or relating to this Agreement shall be resolved exclusively in the state or federal courts in Salt Lake City, Utah. Both parties to this Agreement submit to the personal jurisdiction in said courts. The prevailing party to any dispute arising out of or relating in any way to this Agreement shall receive its reasonable attorney fees, costs and expenses incurred resolving the dispute.

5.
Amendments. This Agreement may be amended at any time upon unanimous agreement of the parties hereto, which amendment(s) must be reduced to writing and signed by all parties in order to become effective.

6.
Severability. In the event that any provision of this Agreement, or any operation contemplated hereunder, is found by a court of competent jurisdiction to be inconsistent with or contrary to any law, ordinance, or regulation, the latter shall be deemed to control and the Agreement shall be regarded as modified to the minimum extent necessary to make the Agreement legal, valid, and enforceable and, in any event, the remainder of this Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement

	EMPLOYEE		Overstock.com, Inc.

By:	______________________________________	By:	______________________________________
Its:	______________________________________	Its:	______________________________________
Date:	______________________________________	Date:	______________________________________